UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2006, Avanir Pharmaceuticals (the "Company") issued a press release announcing the appointment of Theresa Hope-Reese as the Company’s Vice President of Human Resources. Prior to joining Avanir, Ms. Hope-Reese worked for Water Pik Technologies, Inc. as Corporate Vice President of Human Resources from January 2000 until its acquisition in April 2006. Prior to joining Water Pik, she spent more than eleven years at Varco International, Inc., where she was Vice President of Human Resources.

Ms. Hope-Reese's appointment is pursuant to an employment agreement, dated as of August 7, 2006 (the "Agreement"). Under the Agreement, Ms. Hope-Reese will serve in an at-will capacity with an initial annual base salary of $220,000. Ms. Hope-Reese is entitled to receive an annual discretionary bonus in a target amount equal to 30% of her then-current base salary (pro rated for 2006). The actual amount of Ms. Hope-Reese’s annual bonus awards will be determined by the Compensation Committee.

Pursuant to the Agreement, Ms. Hope-Reese will also be awarded 6,000 shares of restricted Class A common stock (the "Restricted Stock"), which will vest in full on the second anniversary of her employment with the Company. If Ms. Hope-Reese’s employment terminates for "Cause," or without "Good Reason" (as such terms are defined), the Company may reacquire the unvested shares at a nominal purchase price. Additionally, Ms. Hope-Reese will be awarded an inducement option to purchase up to 40,000 shares of Class A common stock at an exercise price equal to the fair market value of the underlying shares on the date of grant (the "Initial Option"). The Initial Option has a ten-year term and will be subject to a four-year vesting schedule, vesting with respect to 25% of the underlying shares one year after the commencement of employment and with respect to the remaining shares in 12 equal installments on a quarterly basis thereafter. The Initial Option will be granted as an inducement option outside of the Company’s existing equity incentive plans, but will be subject to the general terms and conditions of the Company’s 2005 Equity Incentive Plan.

Ms. Hope-Reese will also be eligible to participate in Company benefit plans on the same basis and terms as are applicable to other executive employees of the Company.

If Ms. Hope-Reese is terminated without Cause, or if she resigns for Good Reason, then she will be entitled to (i) severance pay in an amount equal to six months base salary and an amount equal to the greater of (x) 15% of her base salary or (y) 50% of the last annual bonus, if any, paid to Ms. Hope-Reese, and (ii) accelerated vesting of the Restricted Stock.

Additionally, on Auguust 7, 2006, Ms. Hope-Reese entered into the Company’s standard executive officer change of control agreement (the "COC Agreement"), which provides certain severance benefits if her employment is terminated following a "Change of Control" (as such term is defined) of the Company. These severance benefits will be paid only if (i) the termination of her employment occurs within 12 months following the Change of Control and (ii) the termination was without "Cause" or was a "Resignation for Good Reason" (as such terms are defined). If these conditions are met, Ms. Hope-Reese will receive severance payments equal to 12 months of base salary, plus an amount equal to the greater of (A) the aggregate bonus payment(s) received by Ms. Hope-Reese in the Company’s preceding fiscal year or (B) her then-current target bonus amount. Additionally, the vesting of outstanding equity awards will accelerate and Ms. Hope-Reese will be entitled to up to 12 months of post-termination benefits continuation under COBRA.

The Agreement and the form of COC Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Employment Agreement, dated August 7, 2006
10.2 Form of Change of Control Agreement*
99.1 Press release, dated August 7, 2006

* Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

August 10, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated August 7, 2006
99.1	Press release, dated August 7, 2006